Exhibit 10.26

TERM NOTE

$10,000,000.00	Los Angeles, California
November 6, 2009

For Value Received, the undersigned, REAL D, a California corporation (“Borrower”), promises to pay to the order of City National Bank, a national banking association (“CNB”), at its Office located at Los Angeles, California, the principal amount of Ten Million Dollars ($10,000,000.00), plus interest on the unpaid principal balance, computed on the basis of a 360-day year, actual days elapsed, at the rates, times and in accordance with the terms of that certain Credit and Security Agreement between Borrower and CNB, dated as of July 26, 2007, as it may be amended from time to time (the “Credit Agreement”). Principal is payable as set forth in the Credit Agreement. Capitalized terms not defined herein will have the meanings given them in the Credit Agreement.

If payment on this Note becomes due and payable on a non-business day, the maturity thereof shall be extended to the next business day and, with respect to payments of principal or interest thereon, shall be payable during such extension at the then applicable rate. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Term Note may become or be declared to be immediately payable as provided in the Credit Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived. Borrower agrees to pay all costs of collection of this Note and reasonable attorneys’ fees (including attorneys’ fees allocable to CNB’s in-house counsel) in connection therewith, irrespective of whether suit is brought thereon.

This is the Term Note referred to in the Credit Agreement and is entitled to the benefits thereof.

Upon CNB’s written notice to Borrower of the occurrence of an Event of Default, the outstanding principal balance (and interest, to the extent permitted by law) shall bear additional interest from the date of such notice at the rate of three percent (3.0%) per annum higher than the interest rate as determined and computed above, provided, however, for the purposes hereof, a LIBOR Loan shall be treated as a Prime Loan upon the termination of the Interest Period, and continuing thereafter until the Event of Default is cured.

This Note shall be governed by the internal law of the state of California without reference to choice of law provisions.

“Borrower”	REAL D, a
California corporation

	By:	/s/ Michael V. Lewis
Michael V. Lewis, Chairman and Chief Executive Officer